UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

OLD POINT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street

Hampton, Virginia 23663

(Address of principal executive offices) (Zip Code)

(757)728-1200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2008, the Board of Directors of Old Point Financial Corporation approved the 2008 target bonuses and performance goals for the Company’s named executive officers under the Company’s Executive Incentive Plan as recommended by the Compensation Committee.

Short-Term Cash Incentive Awards. The 2008 performance targets are based on the Bank’s average asset growth (weighting: 10%), the loan growth (weighting: 10%), the Bank’s average deposit growth (weighting: 10%), the Trust Company’s revenue growth (weighting: 10%), the Company’s earnings growth (weighting: 40%) and a subjective component related to nonfinancial goals as determined by the board (weighting: 20%). Depending on the company’s 2008 performance with respect to these measures, the Company’s named executive officers, among others, may earn a short-term cash incentive award for 2008 in a range from 0% to 28% of their 2008 annualized based salary, subject to adjustment in the discretion of certain officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant
Date: February 13, 2008
/s/ Robert F. Shuford
Robert F. Shuford
Chairman of the Board
President & Chief Executive Officer